                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Quorum Health Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           QUORUM HEALTH GROUP, INC.
                             103 CONTINENTAL PLACE
                           BRENTWOOD, TENNESSEE 37027
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1998
                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Quorum Health Group, Inc. ("Quorum" or the "Company") will be held at the Holiday
Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, on Monday, November 10, 1998, at 9:00 a.m. local time, for the following purposes:

          1. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize the issuance of up to an aggregate 10,000,000 shares of Preferred Stock, with such powers and preferences, and such rights and limitations, as the Board of Directors may designate from time to time;

          2. to elect ten directors to hold office until the next Annual Meeting of the stockholders and until their successors are duly elected and qualified;

          3. to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the 1999 fiscal year; and

          4. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 22, 1998, as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Ashby Q. Burks, Secretary

Brentwood, Tennessee
October 19, 1998

YOUR REPRESENTATION AT THE MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                           QUORUM HEALTH GROUP, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1998

                                  INTRODUCTION

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUORUM HEALTH GROUP, INC. ("QUORUM" OR THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS THEREOF, NOTICE OF WHICH IS ATTACHED HERETO. The Annual Meeting will be held at Holiday Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027 on Monday, November 10, 1998, at 9:00 a.m. local time. The principal executive offices of the Company are located at 103 Continental Place, Brentwood, Tennessee 37027.

     This Proxy Statement and the Annual Report of the Company for the fiscal year ended June 30, 1998, have been mailed on or about October 19, 1998, to all stockholders of record as of September 22, 1998.

     A stockholder of record who signs and returns a proxy in the accompanying form may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made on a signed proxy, such shares will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below. Proxies also confer discretionary authority with respect to such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 22, 1998, as the record date for the Annual Meeting (the "Record Date"). The Company's only outstanding class of voting securities is its common stock, $.01 par value per share (the "Common Stock"). On September 22, 1998, the Company had 75,701,192 outstanding shares of Common Stock. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A majority of shares entitled to vote constitutes a quorum. A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting. Stockholders will be entitled to one vote for each share so held, which may be given in person or by proxy authorized in writing. Abstentions and broker non-votes will not be counted as affirmative votes on matters to be voted upon but will be counted for purposes of determining the presence or absence of a quorum; they have no legal effect on the election of directors, which requires a plurality of votes cast. On matters requiring a majority vote of the shares present and represented at the meeting, abstentions and broker non-votes have the effect of negative votes.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians, and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

     1. APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING THE ISSUANCE OF 10,000,000 SHARES OF A NEW CLASS OF
                                PREFERRED STOCK

     At its meeting held on August 25, 1998, the Board of Directors of the Company approved resolutions declaring it advisable to amend Article FOURTH of the Certificate of Incorporation to authorize the issuance of a new class of preferred stock, and directing that the proposed amendment be submitted to stockholders for their approval at the annual meeting to be held on November 10, 1998. The proposed amendment provides for the issuance of an aggregate 10,000,000 shares of Preferred Stock, $.01 par value, which would be of the type commonly known as "blank-check" preferred stock. The full text of Article FOURTH, as proposed to be amended in the Company's Amended and Restated Certificate of Incorporation, is attached as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference thereto.

     The Board of Directors believes the proposed amendment to be desirable because it would provide the Board flexibility in issuing shares and managing the Company's capital structure by issuing additional equity, rather than debt, when the Board deemed advantageous. The Preferred Stock could be issued in connection with public offerings or private placements or other financing transactions, acquisitions, stock dividends, employee stock plans and for other general corporate purposes. In addition, the Preferred Stock could be issued in connection with the Rights Plan described below, if the Board so determines. The Board has no current plans, arrangements, agreements or understandings regarding the issuance of any series of Preferred Stock, should the proposed amendment be approved and adopted.

DESCRIPTION OF THE PREFERRED STOCK

     The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following: (i) the rate of dividends, and whether dividends were cumulative or had a preference over the Common Stock in right of payment; (ii) the terms and conditions upon which shares may be redeemed and the redemption price; (iii) sinking fund provisions for the redemption of shares;
(iv) the amount payable in respect of each share upon a voluntary or involuntary liquidation of the Company; (v) the terms and conditions upon which shares may be converted into other securities of the Company, including Common Stock; (vi) limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of the Company junior to such series, including the Common Stock; (vii) conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and (viii) voting rights.

     Issuances of Preferred Stock could be made without further action of the stockholders, unless such action were required by applicable law or the rules of the NASDAQ National Market System or any other stock exchange on which the Company's securities may then be listed or traded. Depending on the rights and preferences designated for any particular series, issuances of Preferred Stock could have the effect of diluting stockholders' equity, earnings per share and voting rights attributable to the Common Stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

     Although the Board of Directors has no current intention of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment at the time as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage an acquisition attempt by which an acquiror may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

     On April 16, 1997, the Board of Directors adopted a Rights Agreement (the "Rights Plan") and issued under the Rights Plan, as a dividend to the holders of Common Stock, rights to purchase Common Stock.

Over 1,550 companies have adopted plans comparable to the Rights Plan, including approximately 56% of the Fortune 500 companies and several companies in the healthcare industry. The Rights Plan is designed to protect stockholders against the adverse consequences of partial takeovers and other abusive takeover tactics which the Board of Directors believes are not in the best interests of the Company's stockholders by providing for certain rights to acquire the Common Stock or the securities of an acquiring entity upon the occurrence of certain events. These rights, should they become exercisable, could possibly deter a potential takeover of the Company. A copy of the Rights Plan was filed with the Securities and Exchange Commission on April 23, 1997, as an exhibit to the Company's Registration Statement on Form 8-A. Under the Rights Plan, shares of Preferred Stock (or any other security as determined by the Board of Directors) may be issued to stockholders in lieu of Common Stock in the event of a distribution under the Rights Plan. Accordingly, the adoption of the proposed Amendment could make a change in control of the Company more difficult by facilitating the operation of the Rights Plan.

     The Rights Plan cannot, and is not intended to, prevent a purchase of all or a majority of the equity securities of the Company, nor is it intended to deter bids for such securities. Rather, the Board believes that the Rights Plan will discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. The Board of Directors believes that it will therefore be in a better position to protect the interests of all the Company's stockholders.

VOTE REQUIRED FOR APPROVAL

     The proposed Amendment to the Company's Certificate of Incorporation to authorize the issuance of shares of a new class of Preferred Stock will be submitted to stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment to the Company's Certificate of Incorporation requires the vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

EXISTING ANTI-TAKEOVER MEASURE -- SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     As discussed more fully below, Section 203 of the Delaware General Corporation Law may be deemed to have an anti-takeover effect and should be reviewed in evaluating this proposal.

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Such section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

                           2.  ELECTION OF DIRECTORS

     The terms of all current directors will expire upon the election of new directors at the Annual Meeting. The Board of Directors proposes the election of the nominees listed below to serve until the next annual meeting of the stockholders and until their respective successors have been duly elected and qualified. The directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as directors of all the nominees named below. The information relating to the ten nominees set forth below has been furnished to the Company by the individuals named. All of the nominees are presently directors of the Company.

     It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named in the table below. Although the Board does not anticipate that any nominees will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board may designate. There is no cumulative voting for the election of members of the Board.

     The following table sets forth information with respect to nominees:

                                  DIRECTOR                   BUSINESS EXPERIENCE
NAME                        AGE    SINCE                    DURING PAST FIVE YEARS
----                        ---   --------                  ----------------------
Russell L. Carson(1)(3)...  55      1989     Mr. Carson has been Chairman of the Board since July
                                             1989. Since 1979 he has been a general partner of
                                             Welsh, Carson, Anderson & Stowe, an investment firm
                                             that specializes in the acquisition of companies in
                                             the information services and health care industries.
                                             Mr. Carson serves on the Board of Directors of
                                             American Oncology Resources, Inc., a physician
                                             practice management company; and several private
                                             companies.
James E. Dalton, Jr.......  56      1990     Mr. Dalton became President, Chief Executive Officer
                                             and a director of the Company on May 1, 1990. He has
                                             more than 30 years of hospital management
                                             experience. Mr. Dalton is a Fellow of the American
                                             College of Healthcare Executives; chairman and on
                                             the Board of Directors of the Federation of American
                                             Health Systems; and vice chair of the Nashville
                                             Health Care Council. He also serves on the Board of
                                             Directors of the Nashville Branch of The Federal
                                             Reserve Bank of Atlanta, AmSouth Bank Corporation,
                                             and American Oncology Resources, Inc. He serves as a
                                             Trustee for Randolph-Macon College and the Universal
                                             Health Realty Income Trust.
S. Douglas Smith..........  60      1989     Mr. Smith is a principal of Evergreen Investments
                                             and Management LLC and is an Adjunct Professor of
                                             Health Care Management, Owen Graduate School of
                                             Management, Vanderbilt University. He has been a
                                             director of the Company since July 31, 1989. He was
                                             Vice Chairman of the Company from 1990 through 1992
                                             and President of Quorum Health Resources from 1989
                                             through 1991. Mr. Smith earlier held management
                                             positions with Hospital Corporation of America, Duke
                                             University Medical Center and Humana, Inc. He is
                                             Chairman of the Board of Passport Health
                                             Communications Co. and serves on the Boards of ELI
                                             Consulting and Abilene Christian University.

                                  DIRECTOR                   BUSINESS EXPERIENCE
NAME                        AGE    SINCE                    DURING PAST FIVE YEARS
----                        ---   --------                  ----------------------
Sam A. Brooks, Jr.(2).....  59      1989     Mr. Brooks has been a director of the Company since
                                             July 1989. Mr. Brooks is Chairman, President and CEO
                                             of Renal Care Group, a specialized provider of
                                             nephrology services and is President of MedCare
                                             Investment Corp., a health care investment company.
                                             He is a director of Renal Care Group, Nationwide
                                             Health Properties, Inc., a real estate investment
                                             trust and PhyCor, Inc., an operator of
                                             multi-specialty medical clinics.
Kenneth J. Melkus(2)(3)...  52      1992     Mr. Melkus became a director of the Company in March
                                             1992. He served as Chairman of the Board and Chief
                                             Executive Officer of HealthWise of founding in
                                             August 1993 and until it was merged into United
                                             HealthCare of Minneapolis in April 1996. From 1986
                                             until assuming his position with HealthWise, he
                                             served as Vice Chairman and President of Surgical
                                             Care Affiliates, Inc. Mr. Melkus currently serves on
                                             the Boards of Directors of OrthoLink, Inc.,
                                             Cardiology Partners of America, MedSynergies, Inc.,
                                             Nova Holdings, Inc., Emerald Health Network,
                                             Physicians Healthcare Plans, Inc., and United
                                             Surgical Partners. Additionally, Mr. Melkus serves
                                             as Chairman of the Board of the Nashville Health
                                             Care Council.
Rocco A. Ortenzio(1)......  65      1992     Mr. Ortenzio has been a director of the Company
                                             since March 1992. He is Chairman and CEO of Select
                                             Medical Corporation, which is developing a network
                                             of post-acute healthcare facilities and services. He
                                             was the co-founder, Chairman and Chief Executive
                                             Officer of Continental Medical Systems, Inc. until
                                             its merger with Horizon HealthCare Corporation. He
                                             was a Consultant to Horizon/CMS Healthcare
                                             Corporation, a leading post-acute healthcare
                                             provider in the United States from 1995 to 1997. Mr.
                                             Ortenzio also serves on the Board of Directors of
                                             PNC Bank.
Thomas S. Murphy, Jr......  39      1993     Mr. Murphy has been a director of the Company since
                                             December 1993. He is managing director of Goldman,
                                             Sachs & Co., where he served as Vice President from
                                             1990 -- 1997, after joining the firm in 1986. Mr.
                                             Murphy is also a director of Bridge Information
                                             Systems, Inc.

                                  DIRECTOR                   BUSINESS EXPERIENCE
NAME                        AGE    SINCE                    DURING PAST FIVE YEARS
----                        ---   --------                  ----------------------
Joseph C. Hutts(1)(3).....  57      1994     Mr. Hutts has been a director of the Company since
                                             February 1994. He has served as Chairman of the
                                             Board, President and Chief Executive Officer of
                                             PhyCor, Inc., which owns and oper ates physician
                                             organizations, since its inception in 1988. Mr.
                                             Hutts served at Hospital Corporation of America
                                             ("HCA") from 1977 to 1986 in various positions,
                                             including Vice President, Operations; President, HCA
                                             Management Company, Inc., Senior Vice President,
                                             Western Operations; and President of HCA Health
                                             Plans, a managed care subsidiary of HCA. Mr. Hutts
                                             was Vice Chairman and Chief Operating Officer of
                                             EQUICOR-Equitable HCA Corporation, an employ ee
                                             benefits company, from October 1986 until June 1987.
                                             Mr. Hutts serves on the Board of Directors of Renal
                                             Care Group, a provider of dialysis and nephrology
                                             services.
C. Edward Floyd, M.D......  64      1995     Dr. Floyd has been a director of the Company since
                                             June 1995. He is Board Certified in general and
                                             vascular surgery and serves on the medical staffs of
                                             Carolinas Hospital System and other local hospitals.
                                             He is chairman emeritus of the University of South
                                             Carolina's Board of Trustees; he was its Chairman
                                             from 1993 -- 1996 and its Vice-Chairman from
                                             1989 -- 1993. He is founder and director of Vascular
                                             Laboratory of Florence, Inc. In addition to serving
                                             on several medical boards, Dr. Floyd is clinical
                                             professor of surgery at the University of South
                                             Carolina Medical School as well as clinical
                                             associate professor of surgery at the Medical
                                             University of South Carolina. He is a member of the
                                             South Carolina State Commission on Higher Education
                                             and also serves on the Board of Directors of
                                             National Bank of South Carolina, Synovus Fi nancial
                                             Corporation and the Drs. Bruce and Lee Foundation.
                                             Dr. Floyd is a diplomat of the American Board of
                                             Surgery and a Fellow of the American College of
                                             Surgeons.
Colleen Conway Welch(2)...  54      1997     Dr. Conway-Welch became a director of the Company in
                                             April 1997. She is Dean and Professor of the
                                             Vanderbilt University School of Nursing. She is a
                                             member of the National Bipartisan Commission on the
                                             Future of Medicare, the Institute of Medicine, the
                                             Lasker Foundation's Funding First Board of
                                             Directors, a member of the Healthcare Leadership
                                             Council Board of Governors, the Governor's TennCare
                                             Operations Roundtable and a founding member and
                                             president of Friends of the National Institute for
                                             Nursing Research, National Institute of Health.
                                             Other board memberships include First Union Bank of
                                             Tennessee and American Physicians' Network.

---------------

(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Nominating Committee

     The Board held six meetings during the 1998 fiscal year and executed seven unanimous written consent actions. All directors attended meetings or executed unanimous written consent actions with respect to at least 75% of the meetings and consent actions of the Board and of the committees of which they were members. The Company's executive officers are appointed annually by the Board and serve at the discretion of the Board.

COMMITTEES OF THE BOARD

     Among the standing committees of the Company's Board of Directors are the Compensation Committee, the Audit Committee and the Nominating Committee.

     The Compensation Committee is currently composed of Mr. Carson, Mr. Ortenzio and Mr. Hutts, none of whom are employees of the Company. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, other benefits under the Company's compensation plans, and general review of the Company's employee compensation plans. During fiscal 1998, the Compensation Committee held four meetings and executed one unanimous written consent action.

     The Audit Committee is composed of Mr. Brooks, Ms. Welch and Mr. Melkus, none of whom are employees of the Company. Responsibilities of this committee include approval of the engagement of independent auditors, review of activities and recommendations of the internal auditors, review of arrangements and scope of audit examinations, consideration of the results of independent auditors' review of internal accounting controls and other matters, and review and setting of internal accounting policies and procedures. The Audit Committee also provides oversight for the Quorum Business Ethics Program, the Company's compliance and ethics initiative. In this capacity, it reviews with management compliance with the Business Ethics Program and ways to strengthen the Program. During fiscal 1998, the Audit Committee held five meetings.

     The Nominating Committee is composed of Mr. Carson, Mr. Melkus and Mr. Hutts, none of whom are employees of the Company. Responsibilities of this committee include recommending nominees for election as directors at the Company's annual stockholders' meeting, recommending persons to fill vacancies and newly created positions on the Board between annual stockholders' meetings, and recommending changes concerning the responsibilities and composition of the Board and its committees. During fiscal 1998, the Nominating Committee executed one unanimous written consent action.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                   3.  RATIFICATION OF APPOINTMENT OF AUDITOR

     The Board of Directors has appointed Ernst & Young LLP as independent auditor of the Company for fiscal year 1999. Ernst & Young LLP has served as the Company's independent auditor since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions. The Board's appointment of Ernst & Young LLP will be ratified by a majority of the votes present and represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                    GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report to Stockholders for the fiscal year ended June
30, 1998 was mailed to stockholders on or about [October   , 1998].

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth as of September 22, 1998, the number and percentage of outstanding shares of the Company's Common Stock owned by all persons known to the Company to be holders of 5% or more of the issued and outstanding shares of Common Stock, by each director and certain executive officers of the Company, and by the officers and directors of the Company as a group.

                                                                NUMBER OF SHARES       PERCENTAGE OF
NAME                                                          BENEFICIALLY OWNED(1)   TOTAL SHARES(2)
----                                                          ---------------------   ---------------
T. Rowe Price Associates, Inc...............................        6,166,070              8.2%
  100 E. Pratt Street
  Baltimore, MD 21202
AIM Management Group, Inc...................................        4,770,000              6.4%
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046
Nicholas Company, Inc.......................................        3,713,550              5.0%
  700 North Water Street
  Milwaukee, WS 53202
WCA Management Corporation..................................            7,253                 *
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, NY 10281
Russell L. Carson...........................................
James E. Dalton, Jr.........................................
Sam A. Brooks, Jr...........................................
Eugene C. Fleming...........................................
C. Edward Floyd, M.D........................................
Steve B. Hewett.............................................
Joseph C. Hutts.............................................
Kenneth J. Melkus...........................................
Thomas S. Murphy, Jr........................................
C. Thomas Neill.............................................
Rocco A. Ortenzio...........................................
Roland P. Richardson........................................
S. Douglas Smith............................................

                                                                NUMBER OF SHARES       PERCENTAGE OF
NAME                                                          BENEFICIALLY OWNED(1)   TOTAL SHARES(2)
----                                                          ---------------------   ---------------
Colleen Conway-Welch........................................
All current directors and officers as a group (a total of 19 persons)..................................................

---------------

   * Less than one percent.
 (1) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.
 (2) The percentages shown are based on 75,701,192 shares of Common Stock outstanding on September 22, 1998, plus, as to each individual and group listed, unless otherwise noted, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, assuming exercise of options held by such holder that are exercisable within 60 days of September 22, 1998.
 (3) The figures are based solely on information reported as of December 31, 1997, in Schedule 13G filings by the referenced entity, a registered investment adviser ("Adviser"); the securities are owned by various individual and institutional investors for which the Adviser serves as investment adviser, with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Act of 1934, the Adviser is deemed to be beneficial owner of such securities; however, such Adviser expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (4) Includes [     ] shares of Common Stock and options to purchase a total of
     [     ] shares owned of record by Mr. Carson.
 (5) Mr. Carson, the Chairman of the Board of the Company, has voting power over
     [     ] shares owned by WCA Management Corporation. Mr. Carson is deemed to beneficially own such shares under Rule 13d-3 and such shares are included in the shares shown as being owned by "All directors and officers as a group".
 (6) Includes options to purchase a total of [     ] shares.
 (7) Includes options to purchase a total of [     ] shares.
 (8) Includes options to purchase a total of [     ] shares. Certain of Mr.
     Brooks' shares are owned by closely-held entities whose voting power is controlled or shared by Mr. Brooks.
 (9) Includes options to purchase a total of [     ] shares.
(10) Includes options to purchase a total of [     ] shares.
(11) Includes options to purchase a total of [     ] shares.
(12) Includes options to purchase [     ] shares.
(13) Includes [     ] shares owned by Melkus Partner Ltd.
(14) Includes options to purchase [     ] shares.
(15) Includes options to purchase [     ] shares.
(16) Includes options to purchase a total of [     ] shares. Includes [     ]
     shares owned in the name of an irrevocable trust, beneficial ownership of which Mr. Ortenzio disclaims.
(17) Includes options to purchase [     ] shares.
(18) Includes options to purchase [     ] shares.

                               EXECUTIVE OFFICERS

     The following table contains certain information concerning the Company's executive officers.

                                       SERVED
             NAME                AGE   SINCE                          POSITION
             ----                ---   ------                         --------
James E. Dalton, Jr............  56     1990    President, Chief Executive Officer and Director
Eugene Fleming.................  53     1996    Executive Vice President, Chief Operating Officer
Roland P. Richardson...........  51     1990    Senior Vice President of Acquisitions and Development
Ashby Q. Burks.................  41     1997    Vice President/General Counsel and Secretary
Steve B. Hewett................  38     1996    Vice President and Treasurer (Chief Financial
                                                Officer)
Margaret C. Mazzone............  45     1998    Vice President -- Ethics and Business Conduct
C. Thomas Neill................  54     1992    Vice President -- Corporate Services
Terry Allison Rappuhn..........  42     1996    Vice President, Assistant Treasurer and Controller
                                                  (Chief Accounting Officer)
Michael D. Wiley...............  52     1992    Vice President -- Corporate Relations

     Mr. Dalton became President, Chief Executive Officer and a director of the Company as well as Chairman and Chief Executive Officer of Quorum Health Resources, Inc. on May 1, 1990. Prior to joining the Company, he served as Regional Vice President, Southwest Region for HealthTrust, Inc., division Vice President of HCA, and Regional Vice President of HCA Management Company. He serves on the Board of Directors of the Nashville Branch of the Federal Reserve Bank of Atlanta and the Nashville Health Care Council. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is on the Board of Directors and past Chairman of the Federation of American Health Systems.

     Mr. Fleming joined the Company in July 1996 and is responsible for the Company's business units. Prior to joining the Company, he was eastern group president for Columbia/HCA and its predecessor, HCA, from 1993 through June 1996. Prior to 1993, Mr. Fleming served as chief executive officer of hospitals in Florida and Missouri. Mr. Fleming is also a Fellow in the American College of Healthcare Executives.

     Mr. Richardson joined the Company at its inception in 1989. He is responsible for all of Quorum's acquisition activities. He worked from 1973 to 1989 for HCA where his positions included serving as vice president of finance and administration for HCA Management Company and district vice president with multi-facility operational responsibility.

     Mr. Burks joined the Company as Vice President/General Counsel and Secretary in April 1997. Prior to joining the Company, he was an independent health care consultant from January 1996 through March 1997. He served as Vice President and Assistant General Counsel of Columbia/HCA from April 1994 through December 1995. From 1984 through April 1994, he was Senior Counsel for Columbia/HCA and its predecessor, Hospital Corporation of America.

     Mr. Hewett joined the Company as Vice President and Treasurer in July 1996. He was most recently Senior Vice President and Manager of Healthcare Banking Services at AmSouth Bank of Alabama where he had worked for at least the prior five years.

     Ms. Mazzone became Vice President -- Ethics and Business Conduct in January 1998. She is responsible for managing and implementing the Company's Business Ethics Program. From December 1996 to December 1997, Ms. Mazzone was Vice President/Assistant General Counsel at Quorum. From July 1993 to November 1996, she served as Senior Associate Counsel to the Company.

     Mr. Neill has been Vice President -- Corporate Services since January 1, 1992. He is responsible for the Company's administrative operations, including human resources, information systems, purchasing, government relations, and insurance and risk management programs. Prior to joining the Company, he was affiliated with HealthTrust, Inc., serving in administrative and human resource positions since 1987. Mr. Neill's previous health care employment includes ten years with HCA and General Care Corporation. He is on the board of governors of the Federation of American Health System and a member of the house of delegates of the American Hospital Association.

     Ms. Allison Rappuhn became Vice President, Assistant Treasurer and Controller in 1996 after serving as vice president of Internal Audit from 1993 to 1996. From 1978 to 1993, she served a wide range of healthcare clients for Ernst & Young LLP. Ms. Allison Rappuhn is a member of the American Institute of CPAs, the Tennessee Society of CPAs, the Institute of Internal Auditors, the Audit Committee of the Federation of American Health Systems, and the Healthcare Financial Management Association.

     Mr. Wiley joined the Company in 1989 and became vice president of Corporate Relations in 1992. He is responsible for investor, analyst, media industry and consumer communications. Prior to joining Quorum, he was director of marketing for HCA and was director of marketing with HCA Management Company. Previous positions include serving as vice president of marketing for both South Carolina National Bank (Wachovia) and First National Bank of South Carolina. He is an associate member of the Association for Investment Management and Research as well as the Society of Financial Analysts, Inc. and a member of the National Investor Relations Institute.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     C. Edward Floyd, M.D., a director of the Company, is a practicing physician and serves as a medical director and a member of the advisory board of a hospital that the Company has owned since February 1, 1995. During fiscal 1998,
the Company paid Dr. Floyd approximately $          in fees and benefits for his
role on the advisory board and for services rendered pursuant to several fee-for-service agreements. Each agreement has a one-year term and is subject to annual renewals by mutual agreement. In May 1998, the Company notified Dr. Floyd that the fee for service agreements would be allowed to expire in February 1999, in connection with consolidations of services related to the planned opening of the new facility described below.

     The Company is building a new facility to replace the hospital and in July 1995 acquired property at the site of the new facility from Dr. Floyd and certain of his affiliates for approximately $2,800,000. In addition, during fiscal 1996 the Company acquired for $150,000 an option to purchase a vascular laboratory owned by Dr. Floyd. In fiscal 1997 the Company completed the purchase of the vascular laboratory for a price of approximately $450,000, including the previously paid option payment. The purchase price for the laboratory was fair market value as determined by appraisals. Prior to completing the purchase, the Company leased the vascular laboratory from Dr. Floyd for $8,000 per month from February 1995 to April 1997. The Company paid a total of $211,733 under such lease. The Company also retains Dr. Floyd to provide various professional services at the vascular laboratory. During fiscal 1998, the Company paid Dr.
Floyd approximately $          .

     In the judgment of the Company's Board of Directors, the terms of the transactions described above are fair and reasonable and are not less favorable to the Company than those that could have been obtained from independent third parties.

     During fiscal 1998, the Company made a gift of $150,000 to the University of South Carolina pursuant to an agreement to contribute $1,000,000 over five years. $550,000 in contributions remain to be made over the next two years. Dr. Floyd is Chairman of the Board of Trustees of such University.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation for services in all capacities to the Company for the fiscal year ended June 30, 1998, and the two previous fiscal years of those persons who were, at June 30, 1998, the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such on the last day of the fiscal year (individually, an "NEO", and collectively, the "NEOs").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                           -------------------------------------------   ---------------------------------
                                                                                AWARDS            PAYOUTS
                                                                         ---------------------   ---------
                                                            OTHER        RESTRICTED              LONG-TERM
                                                           ANNUAL          STOCK      OPTIONS/   INCENTIVE      ALL OTHER
        NAME AND                  SALARY(1)   BONUS    COMPENSATION(2)    AWARD(S)      SARS      PAYOUTS    COMPENSATION(3)
   PRINCIPAL POSITION      YEAR      ($)       ($)           ($)            ($)         (#)         ($)            ($)
   ------------------      ----   ---------   ------   ---------------   ----------   --------   ---------   ---------------
James E. Dalton, Jr.       1998    587,206     -0-           --             -0-       202,580       -0-
  President and CEO        1997    531,696     -0-           --             -0-        93,993       -0-           7,698
                           1996    439,838     -0-           --             -0-       373,142       -0-           7,698
Eugene C. Fleming(1)(4)    1998    395,207     -0-           --             -0-       125,000       -0-
  Executive Vice           1997    363,288     -0-           --             -0-       465,332       -0-           4,307
  President/Chief          1996     -0-        -0-           --             -0-         -0-         -0-            -0-
  Operating Officer
Roland P. Richardson       1998    313,644     -0-           --             -0-       100,000       -0-
  Senior Vice              1997    296,578    58,005         --             -0-        32,747       -0-           7,579
  President --             1996    258,392     -0-           --             -0-       166,722       -0-           7,405
  Acquisitions and
    Development
C. Thomas Neill            1998    245,126     -0-           --             -0-        65,400       -0-
  Vice President --        1997    231,596     -0-           --             -0-        30,879       -0-           7,492
  Corporate Services       1996    212,348     -0-           --             -0-        71,769       -0-           7,167
Steve B. Hewett(4)         1998    222,691     -0-           --             -0-        68,711       -0-
  Vice President           1997    198,171     -0-           --             -0-       112,851       -0-           3,489
  (Chief Financial         1996     -0-        -0-           --             -0-         -0-         -0-            -0-
  Officer)

---------------

(1) "Salary" includes each NEO's base salary plus amounts paid by the Company to a cafeteria plan for the benefit of the NEO: Mr. Dalton $6,761; Mr. Fleming $4,762; Mr. Richardson $6,599; Mr. Neill $5,993; and Mr. Hewett $3,376.
(2) Perquisites for each NEO are in amounts which do not require disclosure.
(3) The aggregate amounts set forth under "All Other Compensation" are made up of the following: (i) for matching 401(k) plan contributions made by the
    Company: $          each for Mr. Dalton, Mr. Richardson, Mr. Neill, and Mr.
    Burks; $          for Mr. Fleming; and $          for Mr. Hewett; (ii) for
    contributions to the Company's Non-Qualified Retirement Plan: Mr. Dalton
    $          ; Mr. Richardson $          ; Mr. Neill $          ; and (iii)
    premiums in respect of life insurance policies paid by the Company for the
    benefit of the NEOs in the following amounts: Mr. Dalton $          ; Mr.
    Fleming $          ; Mr. Richardson $          ; Mr. Neill $          ; and
    Mr. Hewett $          .
(4) NEO was not employed by Company prior to FY 1997.

1997 STOCK OPTION PLAN

     The table below provides information on grants of stock options pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") during the fiscal year ended June 30, 1998, to the NEOs. The 1997 Plan was approved by the stockholders of the Company at their annual meeting on November 10, 1997. No further shares remain available for grant under the Company's former plan, the Restated Stock Option Plan. The Company grants no stock appreciation rights ("SARs").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ---------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                 NUMBER         % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                              OF SECURITIES    OPTIONS/SARS                               OF STOCK PRICE APPRECIATION
                               UNDERLYING       GRANTED TO     EXERCISE OR                      FOR OPTION TERM
                              OPTIONS/SARS      EMPLOYEES      BASE PRICE    EXPIRATION   ---------------------------
NAME                           GRANTED(#)     IN FISCAL YEAR    ($/SHARE)       DATE         5%($)          10%($)
----                          -------------   --------------   -----------   ----------   ------------   ------------
James E. Dalton, Jr.........       2,580          0.1179          23.25       01/22/08         37,724         95,601
                                 200,000          9.1448          25.00       01/30/08      3,144,473      7,968,712
                                 -------                                                   ----------     ----------
          Total.............     202,580          9.2627                                    3,182,197      8,064,313
                                 =======                                                   ==========     ==========
Eugene C. Fleming...........     125,000          5.7155          25.00       01/30/08      1,965,296      4,980,445
Roland P. Richardson........     100,000          4.5724          25.00       01/30/08      1,572,237      3,984,356
C. Thomas Neill.............         400          0.0182          25.00       01/30/08          6,289         15,937
                                  65,000          2.9720          25.00       01/30/08      1,021,954      2,589,832
                                 -------          ------                                   ----------     ----------
          Total.............      65,400          2.9902                                    1,028,243      2,605,769
                                 =======                                                   ==========     ==========
Steve B. Hewett.............      65,000          2.9720          25.00       01/30/08      1,021,954      2,589,832
                                   3,711          0.1696          26.94       02/26/08         62,873        159,333
                                 -------          ------                                   ----------     ----------
          Total.............      68,711          3.1416                                    1,084,827      2,749,165
                                 =======                                                   ==========     ==========

STOCK EXERCISES IN FISCAL YEAR 1998

     The table below provides information on exercises of options during the fiscal year ended June 30, 1998, under the Company's Restated Stock Option Plan by the named executive officers reflected in the Summary Compensation Table and the year-end value of unexercised options held by such officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                   SHARES                 UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/
                                  ACQUIRED      VALUE         OPTIONS/SARS AT        SARS AT 1996 FISCAL
                                 ON EXERCISE   REALIZED   1996 FISCAL YEAR-END(#)      YEAR END($)(1)
                                 -----------   --------   -----------------------   ---------------------
NAME                                 (#)         ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----                              ------      --------   ------------------------- -------------------------
James E. Dalton, Jr............    15,000      $288,750       326,065/608,224         4,086,263/5,159,290
Eugene C. Fleming..............    24,007       528,154       213,309/353,016         2,497,799/3,131,753
Roland P. Richardson...........    35,558       500,918        57,749/310,937           604,689/2,759,784
C. Thomas Neill................     2,500        52,500        88,858/156,329         1,183,284/1,241,286
Steve B. Hewett................     5,713        53,931        31,687/144,162             276,924/714,159

---------------

(1) Options are classified as "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value shown represents the difference between the market price on June 30, 1998, of $26.50 per share and the respective exercise prices of the options at June 30, 1998. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

EMPLOYMENT CONTRACTS

     The Company and Mr. Dalton, its President, Chief Executive Officer and a director, have an agreement under which Mr. Dalton receives a base salary and is eligible to receive a bonus. Under the agreement, Mr. Dalton received options to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share and he has purchased all of such shares. In the event the Company terminates Mr. Dalton's employment, he will be entitled to receive the higher of: (i) the amounts called for under the Company's standard severance policy as then in effect; and (ii) continuation of his then-current base salary until the earlier of eighteen months or his acceptance of other employment.

     Effective July 1, 1996, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Fleming, its Chief Operating Officer. Under the Employment Agreement, Mr. Fleming receives a base salary and is eligible to receive an annual bonus of up to 50% of such salary. Pursuant to the Agreement, Mr. Fleming committed to purchase $1,000,000 in Common Stock on or before July 1, 1996 and also received options to purchase 96,030 shares of Common Stock at an exercise price of $0.67 per share which options vest 25% annually and must be exercised within 90 days after the end of the Company's fiscal year. Mr. Fleming has exercised the options which vested on June 30, 1997 and 1998. Mr. Fleming also received options to purchase 300,000 shares of Common Stock at an exercise price of $16.29 per share, which options also vest 25% annually over a four year period. Upon a "change in control" (as detailed in the Severance Agreement described below) all unvested options immediately vest.

     In addition, Mr. Dalton executed an Executive Employment Agreement and Mr. Fleming executed a Severance Agreement, each as described below under the heading "Change in Control Agreements."

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Severance Agreements with Mr. Fleming as well as certain other employees of the Company. The Severance Agreements provide certain benefits upon termination of employment following a change in control of the Company (as defined in the Severance Agreements and described below). Pursuant to the Severance Agreements, if a covered employee's employment is terminated within twelve months after the date of a change in control for any reason other than death, disability, retirement or for cause, the executive is entitled to severance pay and certain other benefits. The severance payments are based on the executive's annual compensation, multiplied by a factor of two. The Severance Agreements also provide for indemnification by the Company of the executive for any excise taxes in the event that benefits paid pursuant to a change in control trigger adverse tax consequences to the executive.

     Effective January 1998, Mr. Dalton and each other executive officer (other than Mr. Fleming) executed an Executive Employment Agreement with the Company. The Employment Agreements provide for a two-year term of employment (three years in the case of Mr. Dalton and Mr. Richardson). The Employment Agreements automatically renew for additional terms unless the Company or the Executive gives a termination notice at least 90 days prior to the renewal date. The executive agrees not to compete with the Company for one year following termination of his or her employment.

     If the executive's employment is terminated without cause, including termination without cause following a failure by the Company to renew the Employment Agreement, the executive will receive a payment equal to twice his or her salary (three times in the case of Mr. Dalton and Mr. Richardson), and all or a portion of the executive's options will vest. Voluntary termination by the executive, termination due to death, disability or retirement, and termination by the Company for cause result in no additional payments to the executive. "Cause" includes, among other things, violation of civil or criminal law or any written Company rules and policies governing ethical corporate conduct by officers and employees of the Company. Following a change in control of the Company (as defined below), the terms of the Employment Agreements are substantially identical to those of the Severance Agreements as described above.

     Under the Severance Agreements and the Executive Employment Agreements, a change in control occurs when: (a) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner of 50% or more of the combined voting power of the

Company's then outstanding securities; (b) a majority of the individuals comprising the Company's Board of Directors have not served in such capacity for the entire two-year period immediately preceding such date; (c) the Company is combined (by merger, share exchange, consolidation or otherwise) with another corporation and, as a result of such consolidation, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of the Company; or (d) the Company sells, leases or otherwise transfers all or substantially all of its properties or assets to another person or entity.

DIRECTOR'S COMPENSATION

     The Company's non-management directors are paid $3,000 per quarter plus $1,500 per Board meeting actually attended and $750 per committee meeting actually attended. In addition, the Company's Directors Stock Option Plan provides for automatic annual grants to such directors of stock options to acquire 5,001 shares of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is composed of Russell L. Carson, Joseph C. Hutts, and Rocco A. Ortenzio. None of these persons is an employee of the Company.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Company's Board of Directors reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers identified in the Summary Compensation Table appearing elsewhere herein. The Committee is composed entirely of non-employee directors. It is the responsibility of the Committee to assure the Board that the Company's executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the interests of the Company's stockholders and the Company.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Committee believes that the primary objectives of the Company's executive compensation policy should be:

     - To attract and retain talented executives critical to both the short-term and long-term success of the Company by providing compensation that is competitive with compensation provided to executives of comparable position at similar U.S. healthcare companies, while maintaining compensation levels that are consistent with the Company's financial objectives and operating performance.

     - To reinforce strategic financial and operating performance objectives through the use of appropriate annual incentive programs.

     - To create mutuality of interest between executive officers and stockholders by providing long-term incentives through the use of stock options.

     The Committee believes that the Company's executive compensation policy should be reviewed annually in relation to the Company's financial performance, annual budgeted financial goals and its position in the healthcare industry. The compensation of certain individuals is reviewed annually by the Committee in light of its executive compensation policy for that year.

     The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the Company. Such factors as leadership skills, analytical skills and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively.

     The Committee and the Board of Directors periodically discuss alternative compensation arrangements, but believe that the current programs permit the broadest range of participation in the success of the Company.

BASE SALARIES

     The base salaries of the Company's NEOs are listed in the Summary Compensation Table in this Proxy Statement. These and all other executive officer salaries are evaluated annually. The Company participates in and reviews the results of several national surveys that report on the compensation levels and methods of compensation in various industries, including the healthcare industry, the hospital industry and other industries of similar revenue size. The Company reviews the Hay Healthcare Management Survey and such other surveys as it deems relevant to determine appropriate levels of compensation for various members of management, selecting which surveys to review for any particular member of management based upon the duties he or she performs for the Company. Generally, management salaries for the 1998 fiscal year were competitive with those reflected in the surveys reviewed. Since the Company believes that its competitors for executive talent are often more numerous than the entities included in its peer group index (See "Stock Performance Graph"), its comparison of compensation according to these surveys is generally more broadly based.

     Based on survey results, past internal pay practices, and such subjective factors as may be deemed relevant, management salaries are proposed by Company management as part of the Company's annual budgeting process. The Committee reviews, suggests revisions if appropriate, and approves the salaries proposed for executive management personnel, including the NEOs, and the entire Board approves the Company's budget.

ANNUAL INCENTIVE PROGRAMS

     Annual cash incentive awards are designed to give the Company's executive officers an incentive to cause the Company to meet or exceed the Company's performance goals. The Incentive Program provides for cash bonuses to be paid to executive officers and other management employees if the targeted earnings per share ("EPS") of the Company meets or exceeds the EPS target set by the Board of Directors for the Company. The maximum bonus which any NEO, other than the Chief Executive Officer and Chief Operating Officer, is eligible to earn is an amount equal to 40% of his or her base salary. The NEOs may choose to receive 0%, 50% or 100% of their bonus in nonqualified stock options granted under the Company's 1997 Stock Option Plan pursuant to the Company's Discounted Stock Option Program. Such options have ten-year terms and exercise prices equal to 75% of the fair market value of the Company's Common Stock on either the last day of the fiscal year or their date of grant. The dollar value of the 25% discount equals the dollar value of the amount of the bonus chosen to be paid in options. No bonuses were paid to any NEO for fiscal year 1998.

     The Committee has also adopted a Deferred Compensation Plan for fiscal year 1999. Under the Plan, the Company's executive officers' scheduled base salary increases for fiscal 1999 were deferred. If the Company meets or exceeds the EPS target set by the Board, executive officers will receive two times their deferred salary increases, paid in nonqualified stock options granted under the 1997 Stock Option Plan. The options will have an exercise price equal to 75 percent of the Company's fair market value on the date of grant. The dollar value of the 25% discount equals the dollar value of 200 percent of the scheduled base salary increase.

     The Committee is empowered to authorize discretionary bonuses to executives of the Company based on the superior performance of the executive's business unit and/or the executive's contribution to the overall performance of the Company. No such discretionary bonuses were paid to the NEOs for fiscal 1998.

LONG-TERM INCENTIVES

     The Company's 1997 Stock Option Plan is designed to provide long-term incentives. Incentive stock options and non-qualified stock options are available for grant under the 1997 Stock Option Plan. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. The Company's executive officers are periodically granted stock options under the stock option plan on terms similar to those granted to other management employees. In addition, the Company may grant options from time to time in connection with the employment of new management personnel in order to make the Company's recruiting efforts competitive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Dalton, the Company's chief executive officer, is eligible to participate in the same executive compensation plans available to other executive officers that are described above. The chief executive officer's base salary and incentive compensation are determined in accordance with the same procedures used by the Company to set the compensation of other management personnel. Specifically, base salary is determined based on analysis of compensation surveys, past internal pay practices and relevant subjective factors, while incentive compensation is based on the Company's overall performance as measured by whether the Company attains the targeted EPS established by the Compensation Committee. The Committee may also grant discretionary bonuses to Mr. Dalton in order to reward him for the Company's performance vis-a-vis other companies in the industry or to keep his overall compensation competitive with other executive officers in companies of similar size in the healthcare industry.

     Mr. Dalton's annual base salary for the 1998 fiscal year was $587,206. The Company believes Mr. Dalton's current base salary to be in the range of the average market salaries paid to chief executive officers of comparable businesses based on The Hay Healthcare Management Survey and other survey and proxy data from comparable healthcare companies. Under the annual incentive program described above, the maximum bonus which Mr. Dalton was eligible to earn is an amount equal to 55% of his base salary.

CERTAIN TAX REGULATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million excluding compensation which is "performance based," as defined in Section 162(m). The Compensation Committee expects to pay all compensation earned by an executive officer, even if such compensation exceeds $1 million, even though such compensation may not be "performance based," under the provisions of Section 162(m). The Company's Annual Incentive Programs currently does not satisfy such requirements.

     THE FOREGOING REPORT IS SUBMITTED BY ALL THE CURRENT MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE RUSSELL L. CARSON, ROCCO A. ORTENZIO, AND JOSEPH C. HUTTS.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express consent of the Company.

     The graph below compares the cumulative total return of the Company's Common Stock with securities of entities comprising the NASDAQ Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on May 26, 1994, with dividend reinvestment through June 30, 1998. The peer group includes Columbia/HCA Healthcare Corporation, Health Management Associates, Inc., Tenet Healthcare Corporation and Universal Health Services.

     The graph presents information since the date of the Company's initial public offering. To date, the Company had not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee.

                                                       QUORUM
                                                       HEALTH                              NASDAQ
               Measurement Period                      GROUP,             PEER             MARKET
             (Fiscal Year Covered)                      INC.             GROUP             INDEX
5/26/94                                                     100.00            100.00            100.00
6/30/94                                                     102.94             93.53             98.15
6/30/95                                                     119.12            106.05            115.12
6/28/96                                                     155.15            138.65            144.91
6/30/97                                                     210.29            163.21            174.56
6/30/98                                                     233.71            150.87            231.39

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of Forms 3, 4 and 5 furnished to the Company, any amendments thereto, or written representations from certain reporting persons that indicated that no Forms 5 were required for those persons, the Company believes that during the 1998 fiscal year its executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals for consideration at the 1998 Annual Meeting must deliver such proposals in writing to the Company's Secretary no later than October 29, 1998. Stockholders intending to submit proposals for presentation at the 1999 Annual Meeting of Stockholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Ashby Q. Burks, Secretary, Quorum Health Group, Inc. Proposals must be in writing and must be received by the Company prior to June 21, 1999. Proposals should be sent to the Company by certified mail, return receipt requested.

AVAILABILITY OF 10-K

     Upon the written request of any record holder or beneficial owner of the Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ending June 30, 1998, including financial statements and financial statement schedules, that was filed with the SEC. The request should be mailed to Corporate Relations, Quorum Health Group, Inc. at the Company's principal executive offices, 103 Continental Place, Brentwood, Tennessee 37027.

                                          By Order of the Board of Directors

                                          Ashby Q. Burks, Secretary

                                                                       EXHIBIT A

                     AMENDMENT TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           QUORUM HEALTH GROUP, INC.

                             ---------------------

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ---------------------

     QUORUM HEALTH GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          The name of the corporation is QUORUM HEALTH GROUP, INC. The Corporation was originally incorporated under the name HMC Holdings Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 14, 1989.

             i. That the Board of Directors of the Corporation, at a meeting held on August 25, 1998, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said Corporation, declaring said amendment and restatement to be advisable and submitting the proposed amendment and restatement to the stockholders of said Corporation for consideration thereof.

             ii. That pursuant to Section 242 of the General Corporation Law of the State of Delaware, this amendment further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation and has been duly adopted by the holders of a majority of the issued and outstanding shares of voting capital stock of the Corporation entitled to vote thereon, after first having been proposed and declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

             iii. That the text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby further amended as follows:

     Article Fourth: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 310,000,000 shares, consisting of (a) 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), and (b) 300,000,000 shares of Common Stock, $.01 par value (the "Common Stock"). All cross-references in each subdivision of this Article Fourth refer to other paragraphs in such subdivision unless otherwise indicated.

     The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                PREFERRED STOCK

     i. Issuance. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed 10,000,000 shares.

     ii. Authority of the Board of Directors to Authorize Series. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of Preferred Stock, and in connection with the creation of such series to fix by resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series in respect of the matters set forth as follows:

          (1) The maximum number of shares to constitute such series and the distinctive designation thereof and the stated value thereof if different than the par value thereof;

          (2) The dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

          (3) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

          (4) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          (5) The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

          (6) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and any other terms or conditions of conversion or exchange;

          (7) The limitations and restrictions, if any, to be effective while any shares of such series are out standing upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

          (8) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

          (9) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

          (10) Any other powers, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article Fourth.

     iii. Shares of Each Series Identical. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative. All series shall rank equally and be identical in all respects, except as permitted by the provisions of this Article Fourth.

     iv. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they shall respectively be entitled as stated and expressed herein, the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid at the rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series with respect to such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders, and no more, before any amount shall be paid to the holders of any shares of Common Stock. In the event that the assets of the Corporation are insufficient to permit full payment to the holders of the Preferred Stock as herein provided, then the assets shall be distributed pro rata to the holders of the Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, taking into account any priorities among series that may have been established by the Board of Directors pursuant to paragraph 2 of this Section. Subject to such preferential rights, the holders of the Common Stock shall receive all remaining assets of the Corporation in accordance with paragraph II(4) hereof. A consolidation or merger of the Corporation with or into any other corporation, or the sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4.

     v. Voting Rights. Except as shall be otherwise stated and expressed in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

                                  COMMON STOCK

     All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     i. Dividends. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, shares for share, in such dividends.

     ii. Voting Rights. Each holder of Common Stock shall be entitled to one vote per share.

     iii. Preferred Stock. The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article Fourth.

     iv. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of any preferential amounts to which they shall respectively be entitled as stated and expressed in any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article Fourth, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                                                                      APPENDIX A

PROXY                       QUORUM HEALTH GROUP, INC.                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1998
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QUORUM HEALTH GROUP, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS THEREOF.

The undersigned hereby appoints James E. Dalton, Jr. and Ashby Q. Burks, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Quorum Health Group, Inc. to be held November 10, 1998, at 9:00 a.m. local time at the Holiday Inn -- Brentwood at 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, and at any adjournment or postponement thereof, in accordance with the following instructions:

   1. The proposal to amend the Company's Certificate of Incorporation to authorize the issuance of an aggregate 10,000,000 shares of Preferred Stock, with such powers and preferences, and such rights and limitations, as the Board of Directors may designate from time to time.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   2. Election of directors.

   [ ]  FOR ALL NOMINEES LISTED (except as                   [ ]  WITHHOLD AUTHORITY to vote for all nominees   [ ]  ABSTAIN
        marked to the contrary below).                            listed below.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.

Russell L. Carson, James E. Dalton, Jr., S. Douglas Smith, Sam A. Brooks, Jr., Kenneth J. Melkus, Rocco A. Ortenzio, Joseph C. Hutts, Thomas S. Murphy, Jr., Colleen Conway Welch, C. Edward Floyd, M.D.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

                  (continued and to be signed on reverse side)

                          (continued from other side)

   3. To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the 1999 fiscal year.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   4. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof, including stockholder proposals of which the Company did not receive the required notice by October 29, 1998.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 2 AND "FOR" PROPOSALS NO. 1, NO. 3, AND NO.
4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

                                                   Please sign and date below
                                                   and return promptly.

                                                   -----------------------------

                                                   Dated:                 , 1998
                                                         -----------------

                                                   -----------------------------

                                                   Dated:                 , 1998
                                                         -----------------

                                                   Signatures of Stockholder(s)
                                                   should correspond exactly
                                                   with the name printed hereon.
                                                   Joint owners should each sign
                                                   personally. Executors,
                                                   administrators, trustees,
                                                   etc., should give full title
                                                   and authority.